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													    EXHIBIT 24

						  POWER OF ATTORNEY


Know all by these presents, that the undersigned hereby constitutes and appoints Les M. Taeger the undersigned's true and lawful attorney-in-fact to:

	 1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or 10% stockholder of OrthoLogic
Corp. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

	 2. do and perform any and all actions for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such form with the United States Securities and Exchange
Commission and any stock
exchange or similar authority; and

	 3. take any other action of any
type whatsoever in connection with the
foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	 The undersigned hereby grants
to such attorney-in-fact full power and
authority to do and perform any
and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities with Section
16 of the Securities Exchange
Act of 1934.

	 The undersigned further affirms that any actions, including without limiting the generality of the foregoing, the execution of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the
rules thereunder, which were taken prior to the execution of this Power of Attorney, but which would have been within the authority conferred hereby if done after the execution of this Power of Attorney, are hereby adopted, ratified and approved in all respects.


	 The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of April, 2006.


							    By:
/s/ Randolph Steer
								  -------------------------------------

								    Randolph Steer



	 On this 7th day of April, 2006,
before me personally appeared Randolph
Steer, whose identity was proved
to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged that he executed the same.

							    /s/ Barbara Dunford [Signature and seal]

----------------------------------------
							    Notary


My
Commission Expires: 12/15/07




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